Exhibit 10.1

Constellation Energy Group, Inc.

2007 Long-Term Incentive Plan

(Plan)

Amended and Restated Effective May 28, 2010

1.             Purpose.  The purpose of this Plan is to increase shareholder value by providing a long-term incentive to reward officers and key employees of the Company and its Subsidiaries, who are mainly responsible for the continued growth, development, and financial success of the Company and its Subsidiaries, and for the continued profitable performance of the Company and its Subsidiaries.  The Plan is also designed to permit the Company and its Subsidiaries to attract and retain talented and motivated directors, officers, consultants and employees and to increase their ownership of Company common stock.  The Plan also provides the ability to award long-term incentives that qualify for federal income tax deduction.  Upon the adoption of this Plan, no new Awards shall be granted under any prior long-term incentive plan.

2.             Definitions.  All singular terms defined in this Plan will include the plural and  vice versa.  As used herein, the following terms will have the meaning specified below:

“Award” means individually or collectively, Cash-Based Award, Restricted Stock, Restricted Stock Units, Options, Performance Units, Stock Appreciation Rights, Dividend Equivalents, or Other Equity granted under this Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted to a Participant as described in Section 12A.

“Change in Control” means the occurrence of any one of the following events:

(i)            individuals who, on the effective date of the adoption of the Plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such adoption date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)           any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a “Subsidiary Company”), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by a Participant or any group of persons including a Participant (or any entity controlled by a Participant or any group of persons including a Participant);

(iii)          consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan, at least two members of which qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the 1934 Act), and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any rules or regulations promulgated by an applicable stock exchange or similar regulatory authority.

“Company” means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any “New Company” as provided in Section 16J.

“Covered Employee” means a Participant, who at the time of reference, is a “covered employee”, as described in Code Section 162(m).

“Date of Grant” means the date on which the granting of an Award is authorized by the Plan Administrator or such later date as may be specified by the Plan Administrator in such authorization.

“Disability” means the determination that a Participant is “disabled” under the Company disability plan in effect at that time or, if applicable to such Participant, a Subsidiary disability plan in effect at that time.

“Dividend Equivalent” means an Award granted under Section 11.

“Eligible Person” means any person who satisfies all of the requirements of Section 5.

“Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable.

“Fair Market Value” means the value of the Stock determined by such methods or procedures as shall be established from time to time by the Plan Administrator; provided, that to the extent required to avoid the imposition of a tax under Section 409A of the Code in respect of an Award, such method shall conform to the requirements of Section 409A.

“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Option” or “Stock Option” means either a nonqualified stock option or an Incentive Stock Option.

“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable.

“Other Equity” means an Award granted under Section 12B.

“Participant” means an individual who has been granted an Award under this Plan.

“Pension Plan” means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time, or other qualified retirement plan of Constellation Energy Group, Inc. or a Subsidiary designated by the Committee from time to time.

“Performance-Based Compensation” means compensation under an award that satisfies the requirements of Section 162(m) of the code for deductibility of remuneration paid to Covered Employees.

“Performance Measures” means measures as described in Section 13 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

“Performance Period” means the taxable year of the Company or any other period designated by the Plan Administrator with respect to which an Award may be granted.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 13B for each Participant for the applicable Performance Period in respect of any one or more of the Performance Measures.

“Performance Unit” means a unit of measurement equivalent to such amount or measure as defined by the Plan Administrator which may include, but is not limited to, dollars or market value shares.

“Plan Administrator” means, as set forth in Section 4, the Committee or its designee.

“Restricted Stock” means Stock issued in the name of a Participant that bears a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Stock until the expiration of the restriction period as described in Section 7.

“Restricted Stock Unit” means a right granted that is denominated in shares of stock, each of which represents a right to receive the value of a share of stock (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth by the Plan Administrator.

“Retirement” means retirement on or after the earlier of: (i) eligibility to receive an early retirement benefit under a Pension Plan, (ii) eligibility to receive retirement benefits under a Company supplemental retirement plan; or (iii) such time as is specified in an applicable employment arrangement.

“Stock” means the common stock, without par value, of the Company.

“Stock Appreciation Right” means an Award granted under Section 10.

“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Plan Administrator, in its discretion.

“Termination” means resignation or discharge from employment (or cessation of board membership in the case of a director or cessation of the performance of services in the case of a consultant) with the Company or any of its Subsidiaries except in the event of death, Disability, or Retirement.

“Year” means a fiscal year of the Company commencing on or after May 18, 2007 that constitutes all or part of the applicable Performance Period.

3.             Effective Date, Duration and Stockholder Approval.

A.            Effective Date and Stockholder Approval.  Subject to the approval of the Plan by the Company’s shareholders in accordance with Maryland law at the Company’s 2007 Annual Meeting of Stockholders, the Plan will be effective as of May 18, 2007.  The Plan was amended and restated effective February 21, 2008, February 26, 2009, and May 28, 2010.

B.            Period for Grants of Awards.  Awards may be made as provided herein for a period of 10 years after May 18, 2007.

C.            Termination.  The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

4.             Plan Administration.  The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose.  Without limiting the generality of the foregoing, on or after the date of grant of an Award the Plan Administrator may modify, amend, extend, renew or accelerate the vesting or settlement of outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards or otherwise amend an outstanding Award in whole or in part from time-to-time in such manner as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate, which amendments may be made retroactively or prospectively, provided, however, that, (i) no modification, amendment or substitution that results in repricing a Stock Option or Stock Appreciation Right that is settled in shares to a lower exercise price, other than to reflect an adjustment made pursuant to Section 14, shall be made without prior stockholder approval; (ii) except as provided in Section 14 of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant and, (iii) the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code).  In addition, the Committee will have the authority to determine whether an authorized leave of absence, absence in the military or government service, or other break in the continuous service of an employee or consultant constitutes a termination of employment (or provision of services, in the case of a consultant).  The employment of an employee (or provision of services in respect of a consultant) with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to an entity that is a Subsidiary of the Company and such entity ceases to be a Subsidiary of the Company, unless the Committee determines otherwise.

The Plan Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Plan Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.  Such determinations shall be final and not subject to further appeal.

The Committee may delegate its authority under the Plan to one or more subcommittees, which may be comprised of one or more directors, officers or employees of the Company to the extent permitted by applicable law, with respect to Participants who are not directors or executive officers of the Company.

5.             Eligibility.  Each officer, employee, consultant or director of the Company and its Subsidiaries may be designated by the Plan Administrator as a Participant, from time to time, with respect to one or more Awards.  No officer, employee, consultant or director of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.  The Plan Administrator may also grant Awards to individuals in connection with hiring (as an officer, employee, consultant or director), retention or otherwise[, prior to the date the individual first performs services for the Company or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services

6.             Grant of Awards and Limitation of Number of Shares Awarded.  The Plan Administrator may, from time to time, grant Awards to one or more Eligible Persons, provided that subject to any adjustment pursuant to Section 14, the aggregate number of shares of Stock subject to Awards that may be delivered under this Plan may not exceed 18,000,000 shares.  Shares delivered by the Company under the Plan may be authorized and unissued Stock or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

Any shares of Stock covered by an Award (or portion of an Award) granted under the Plan that are forfeited or canceled, expire or are not issued due to the cash-settlement of such Award, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan.  Any shares of Stock covered by an Award (or portion of an Award) granted under a prior long-term incentive plan that are forfeited or canceled, expire or are not issued due to the cash-settlement of such prior long-term incentive plan Award shall be available for delivery under this Plan.

The maximum number of shares of Stock that may be issued in conjunction with  Restricted Stock or Restricted Stock Unit Awards under Section 7 of the Plan,  Performance Unit Awards under Section 9 of the Plan and other Equity Awards under Section 12 of the Plan shall in the aggregate be 4,500,000.  The maximum number of shares of Stock subject to Awards of any combination that may be granted during any calendar year under the Plan to any one person is 2,000,000 and the maximum amount of cash that may be granted pursuant to an Award during any calendar year under the Plan to any one person is $20,000,000; provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Stock with respect to which the related Award is terminated, surrendered or canceled.   Shares of Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange

Listed Company Manual or any successor provision) shall not count as used under the Plan for purposes of this Section 6..

The Plan Administrator may permit or require a recipient of an Award to defer all or part of such individual’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award.  If any such payment deferral is required or permitted, the Plan Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

7.             Restricted Stock and Restricted Stock Unit Awards.

A.            Grants of Restricted Shares or Units. One or more shares of Restricted Stock or Restricted Stock Units may be granted to any Eligible Person.  The Restricted Stock may be issued or Restricted Stock Unit granted to the Participant on the Date of Grant without the payment of consideration by the Participant.  The Restricted Stock will be issued or Restricted Stock Unit granted in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock or Restricted Stock Unit until the expiration of the restriction period.  Each Restricted Stock or Restricted Stock Unit Award may have a different restriction period, at the discretion of the Plan Administrator.

The Plan Administrator may also impose such other restrictions and conditions on the Restricted Stock or Restricted Stock Unit as it deems appropriate including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Restricted Stock or Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following attainment of performance goals or service-based restrictions.

Upon issuance to the Participant of the Restricted Stock the Participant will have the right to vote the Restricted Stock.  Upon issuance to the Participant of the Restricted Stock or grant of the Restricted Stock Unit and subject to the Plan Administrator’s discretion, the Participant will have the right to receive the cash dividends (or Dividend Equivalents as provided in Section 11) distributable with respect to such shares or units, with such dividends or Dividend Equivalents treated as compensation to the Participant. The Plan Administrator, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Plan Administrator.

B.            Forfeiture or Payout of Award.  For Awards that are subject to restrictions based upon achievement of specific performance goals, as soon as practicable after the end of each Performance Period, the Plan Administrator will determine whether the performance objectives and other material terms of the Award were satisfied.  The Plan Administrator’s determination of all such matters will be final and conclusive.

As soon as practicable after the date the Plan Administrator makes the above determination, the Plan Administrator will determine the Award payment for each Participant. In the event a Participant ceases employment (or ceases board membership in the case of a director or ceases the performance of services in the case of a consultant) during a restriction period, a Restricted Stock or Restricted Stock Unit Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) involuntary Termination by the Company without cause (as determined in the sole discretion of the Company) - payout of the Restricted Stock or Restricted Stock Unit Award is prorated for service during the period; (b) Retirement, Disability or death - payout of the Restricted Stock or Restricted Stock Unit Award is prorated for service during the period; or (c) other Termination - the Restricted Stock or Restricted Stock Unit Award is completely forfeited.  Notwithstanding the foregoing, the Plan Administrator may modify the above in its sole discretion in the actual Award.

Any shares of Restricted Stock which are forfeited will be transferred to the Company.

C.            Form and Timing of Payment.  With respect to shares of Restricted Stock, upon completion of the restriction period and satisfaction of any other conditions related to the Award, all Award restrictions will expire and new certificates representing the Award will be issued (the payout) without the restrictive legend described in Section 7A.  With respect to Restricted Stock Units, upon completion of the restriction period and satisfaction of any other conditions related to the Award, such Units may be paid out in cash or shares of Stock or in a combination of cash and Stock, as determined by the Plan Administrator in its sole discretion.  Such payouts will be made as soon as practicable after the Award payment is determined.

D.            Waiver of Section 83(b) Election.  Unless otherwise directed by the Plan Administrator, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

8.             Stock Options.

A.            Grants of Options.  One or more Options may be granted to any Eligible Person on the Date of Grant with or without the payment of consideration by the Participant.

B.             Stock Option Agreement.  Each Option granted under the Plan will be evidenced by a “Stock Option Agreement” between the Company and the Participant containing provisions determined by the Plan Administrator, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Plan Administrator at the Date of Grant; provided, however, that each Incentive Stock Option Agreement must include the following terms and conditions:  (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option;  (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant’s purchase of the Stock to which the Option relates, (b) the Participant’s exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Plan Administrator, in its sole discretion, may declare any previously granted Options to be immediately exercisable.

C.             Option Price.  The Option price per share of Stock will be set by the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

D.            Form of Payment.  At the time of the exercise of the Option, the Option price will be payable in cash or in shares of Stock or in a combination of cash and shares of Stock, in a form and manner as required by the Plan Administrator in its sole discretion.  When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the applicable date.

E.             Other Terms and Conditions.  The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full.  Except as otherwise provided in this Plan or in the Stock Option Agreement, any vested Option may be exercised in whole or in part at any time.  In the event of a Change in Control, any vested option will remain exercisable for the duration of the Option Period.

F.             Lapse of Option.  An Option will lapse upon the earlier of:  (i) 10 years from the Date of Grant, or (ii) at the expiration of the Option Period set by the grant.  If the Participant ceases employment (or ceases board membership in the case of a director or ceases the performance of services in the case of a consultant) within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Retirement (for Awards granted on or after February 21, 2008) — any unvested Option shall continue to vest in accordance with the schedule set forth in the Stock Option Agreement and all Options will lapse on the earlier of the expiration date of the Option Period specified in the Stock Option Agreement or 5 years from the effective date of Retirement; (b) Retirement (for Awards granted before February 21, 2008), Disability or death — any unvested Option will lapse on the effective date of the Retirement, Disability or death and any vested Option will lapse at the expiration of the Option Period set by the Grant; or (c) other Termination — any unvested Option will lapse on the effective date of the Termination and any vested Option will lapse 90 days after the effective date of the Termination.  Notwithstanding the foregoing, the Plan Administrator may modify the above in its sole discretion in the actual Award.

G.            Individual Limitation.  In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

9.             Performance Units.

A.            Grants of Performance Units.  One or more Performance Units may be granted to any Eligible Person.  The Performance Units may be issued to the Participant on the Date of Grant without the payment of consideration by the Participant.  One or more Performance Units may be earned by an Eligible Person based on the achievement of performance objectives during a Performance Period, in the sole discretion of the Plan Administrator.  The Plan Administrator may also impose such other restrictions and conditions on the Performance Units as it deems appropriate.  Each Performance Unit Award may be subject to different restrictions and conditions, at the discretion of the Plan Administrator.

B.            Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Plan Administrator will determine whether the performance objectives and other material terms of the Award were satisfied.  The Plan Administrator’s determination of all such matters will be final and conclusive.

As soon as practicable after the date the Plan Administrator makes the above determination, the Plan Administrator will determine the Award payment for each Participant.

In the event a Participant ceases employment (or ceases board membership in the case of a director or ceases the performance of services in the case of a consultant) during a Performance Period (or at the Plan Administrator’s discretion, prior to Award payout), the Performance Unit Award generally is subject to forfeiture or payout as follows: (a) involuntary Termination by the Company without cause, as determined in the sole discretion of the Company (for terminations that occurred before February 26, 2009), Retirement (for Awards granted before February 21, 2008), Disability or death — (i) if the Plan Administrator determines that performance is at or above an applicable target at the time employment ceases, payout of the Performance Unit Award is based on 100% of target performance and prorated for service during the Performance Period and  (ii) if the Plan Administrator determines that performance is below target at the time employment ceases no payout will be made; (b) Retirement (for Awards granted on or after February 21, 2008) — payout is prorated for service during the Performance Period and based on the achievement of performance objectives as determined by the Plan Administrator after the end of the Performance Period; (c) involuntary Termination by the Company without cause, as determined in the sole discretion of the Company (for terminations on or after February 26, 2009) — (i) if the Plan Administrator determines that performance is at or above an applicable target after the end of the Performance Period, payout of the Performance Unit Award is based on 100% of target performance and prorated for service during the Performance Period and (ii) if the Plan Administrator determines that performance is below target after the end of the Performance Period no payout will be made; or (d) other Termination - the Performance Unit Award is completely forfeited.  Notwithstanding the foregoing, the Plan Administrator may modify the above in its sole discretion in the actual Award.

C.            Form and Timing of Payment. Each Performance Unit payout may be paid in cash or shares of Stock or in a combination of cash and Stock, as determined by the Plan Administrator in its sole discretion.  Such payouts will be made within a reasonable period of time, as determined in the sole discretion of the Plan Administrator, after the Award payment is determined.

10.           Stock Appreciation Rights.

A.            Grants of Stock Appreciation Rights.  Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted.  Each Stock Appreciation Right will have a grant price of not less than 100% of the Fair Market Value at the Date of Grant.  Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator may impose.

B.            Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable.  A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the Award.  Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Plan Administrator, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

C.            Failure to Exercise.  If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

D.            Payment.  An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered.  Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

The Plan Administrator may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof.  Alternatively, the Plan Administrator may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right, provided that the Plan Administrator must consent to or disapprove such election.  The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised.  To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

E.             Nontransferable.  A Stock Appreciation Right will not be transferable by the Participant except by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

F.             Lapse of a Stock Appreciation Right.  A Stock Appreciation Right will lapse upon the earlier of:  (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant.  If the

Participant ceases employment (or ceases Board membership in the case of a director or ceases the performance of services in the case of a consultant) within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Retirement, Disability or death — any unvested Stock Appreciation Right will lapse on the effective date of the Retirement, Disability or death and any vested Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant; or (b) other Termination — any unvested Stock Appreciation Right will lapse on the effective date of the Termination and any vested Stock Appreciation Right will lapse 90 days after the effective date of the Termination; provided, however, that the Plan Administrator may modify the above in its sole discretion.

11.                                 Dividend Equivalents.

A.            Grants of Dividend Equivalents.  Dividend Equivalents may also be granted under the Plan in conjunction with Restricted Stock, Restricted Stock Units or Performance Units, at any time during the Performance Period, without consideration by the Participant.  Dividend Equivalents will be structured in a manner that complies with Section 409A of the Code.

B.            Payment.  Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 11D.  The Plan Administrator, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Plan Administrator.

C.            Nontransferable.  A Dividend Equivalent will not be transferable by the Participant.

D.            Lapse of a Dividend Equivalent.  Each Dividend Equivalent will lapse on the earlier of (i) the end of the Performance Period (or if earlier, the date the Participant ceases employment or ceases board membership in the case of a director or ceases the performance of services in the case of a consultant) of the related Performance Units, Restricted Stock or Restricted Stock Unit Award; or (ii) the lapse date established by the Plan Administrator on the Date of Grant of the Dividend Equivalent.

12.                                 Cash-Based Awards and Other Equity Awards.

A.            Grant of Cash-Based Awards.  Cash-Based Awards may be granted to any Eligible Person, in such amounts, on such terms and conditions, and for such consideration, including no consideration as the Plan Administrator shall determine.  A Cash-Based Award may be paid in cash or shares of Stock or in a combination of cash and Stock, as determined in the sole discretion of the Plan Administrator.

B.            Other Equity Awards. One or more shares of Stock may be granted to any Eligible Person, in such amounts, on such terms and conditions, and for such consideration, including no consideration as the Plan Administrator shall determine.  An Other Equity Award may be denominated in Stock or other securities, stock-equivalent units, securities or debentures convertible into Stock, or any combination of the foregoing and may be paid in Stock or other securities, in cash, or in a combination of Stock or other securities and cash, as determined in the sole discretion of the Plan Administrator.

C.            Forfeiture of Payout of Award.  The Plan Administrator shall determine the extent to which the Participant shall have the right to receive outstanding Cash-Based Awards or Other Equity Awards or to have such Awards vest or payout, as applicable, in the event a Participant ceases employment (or ceases board membership in the case of a director or ceases the performance of services in the case of a consultant).  Such provisions shall be determined in the sole discretion of the Plan Administrator, may be included in an agreement with the Participant reflecting the terms of such Award, but need not be uniform among all such Awards, and may reflect distinctions based on the reasons for the cessation.

13.           Performance Measures.

A.            General.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to goals set by reference to the following Performance Measures: net earnings or net income (before or after taxes); earnings per share; share price (including growth measures and total shareholder return); net sales growth; net operating profit; capital targets (including return on capital); return on assets; return on equity; earnings before or after taxes, interest, depreciation and/or amortization; ongoing earnings; net earnings; net sales growth; return on sales; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, cash flow return on capital and cash flow in excess of costs of capital); economic value added; value created; economic profit (net operating profit after tax, less a cost of capital charge); shareholder value added; revenues; operating income; pre-tax profit margin; gross margin; performance against business plan; customer service; corporate governance quotient or rating; market share; productivity ratios; operating efficiency; employee satisfaction; customer satisfaction; safety; employee engagement; succession planning; supplier diversity; workforce diversity; margins (including gross, future gross or operating margins); credit rating; dividend payments; expenses (including targets or ratios); fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures, corporate restructurings, projects or other specific events or transactions; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.

In the event the Committee intends that any Award under this Plan should qualify as Performance-Based Compensation, such Awards shall be granted in accordance with the additional requirements of this Section, which, in case of any conflict, shall supersede any other provision of the Plan.  For Awards subject to Performance Measures set forth in this Section, the Committee will establish (a) Performance Target(s) relative to the applicable Performance Measures, (b) the applicable Performance Period and (c) the applicable amount of cash or number of shares that are the subject of the Award.  The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m) of the Code.  Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award under this Section of less than the amount determined by the formula or standard established pursuant to this Section or may pay no Award at all.  Before any payments are made under this Section, the Committee shall be responsible for certifying in writing to the Company that the applicable Performance Targets have been met.

B.            Selection of Performance Target(s).  The specific Performance Target(s) with respect to the Performance Measures must be established by the Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.  The Performance Target(s) with respect to any Performance Period may be established based on the performance of the Company or a Subsidiary as a whole or any business unit of the Company or a Subsidiary or any combination thereof, as the Committee may deem appropriate, or on a cumulative basis or in the alternative, or as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 13.  The Committee also has the authority to use any other performance measures in connection with Awards under the Plan that are not intended to qualify as Performance-Based Compensation.  At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Award payable to the Participant if the Performance Target(s) are attained.  The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

C.            Evaluation of Performance For Performance—Based Compensation.  The Committee may provide in any such Award that any evaluation of performance may include or exclude, in whole or in part, any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in tax laws or accounting principles or other laws or provisions affecting reported results,  that become effective during the Performance Period; (ii) the gain, loss, income or expense with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, including but not limited to gain or loss on certain transactions that do not meet the definition of cash flow hedges under U.S. generally accepted accounting principles and must be recognized for financial statement purposes prior to financial statement recognition of the gain or loss of the underlying transaction and also including but not limited to any major corporate transaction-related costs; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with mergers, acquisitions or  the disposition of a business, in whole or in part, or the sale of investments or non-core assets; (iv) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets including but not limited to changes in valuation allowances for deferred income tax assets; (vi) any impact of the phase-out of the tax credit for synthetic fuel or any synthetic fuel earnings; (vii) the impact of reorganization, restructuring or business recharacterization activities, including but not limited to reductions in force; (viii) foreign exchange gains and losses and (ix) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.  Each of the adjustments described in this Section 13C may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the Performance Targets are established.  To the extent such adjustments affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility. The adjustments are to be determined in accordance with U.S. generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.  In addition to the foregoing, the Committee shall adjust any Performance Measures, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

D.  Committee Discretion to Determine Award.  The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan.  To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan.  The Committee may not, however, with respect to Performance-Based Compensation, increase the maximum amount permitted to be paid to any individual under the Plan or pay Awards under this Section 13 if the applicable Performance Target(s) have not been satisfied.

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation and/or to amend previously granted Awards in a way that would disqualify them as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 13A and/or make such amendments.

14.                                 Accelerated Award Payout/Exercise.

A.            Adjustment Upon Changes in Stock.  In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards and the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards to any individual Participant in any year shall be appropriately adjusted by the Committee.  In the event of any change in the number of shares of Stock outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Committee may deem appropriate.

B.            Increase or Decrease in Issued Shares Without Consideration. Subject  to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

C.            Certain Mergers.  Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares of Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall adjust each Award outstanding on the date of such merger or consolidation so that it pertains to and applies to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

D.            Certain Other Transactions.

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its discretion, have the power to:

(i)  cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award equal to the value, as determined by the  Committee in its discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise price of such Option; or

(ii)  provide for the exchange of each Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Stock subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its discretion in the exercise price of the incentive award, or the number of shares or amount of property subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

E.             Other Changes.  In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in paragraphs B, C or D, the Committee may, in its discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.

F.             No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Award.

G.            Change in Control.  Unless otherwise determined by the Committee in connection with the grant of an Award, or unless the Participant and the Company agree in writing that the provisions of this Section 14G shall not apply, the following provisions shall apply upon the occurrence of a Change in Control of the Company:

i.                  Restricted Stock, Restricted Stock Unit, Cash-Based, or Other Equity Awards Subject to Service-Based Restrictions on Vesting. A prorata portion of all outstanding Restricted Stock, Restricted Stock Unit, Cash-Based or Other Equity Awards subject to service-based restrictions on vesting will be immediately and fully vested and earned, with the prorata portion determined based on the number of months in the restriction period that have elapsed as of the date of the Change in Control as compared to the total number of months in the restriction period.  The amount of the Award not so vested shall remain outstanding (on a converted basis, if applicable) in accordance with the original terms of the Award.

ii.               Stock Option Awards and Stock Appreciation Rights.  Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately and fully vested and will become fully exercisable.

iii.            Restricted Stock, Restricted Stock Unit, Cash-Based, or Other Equity Awards with Restrictions Based on Achievement of Performance Goals/Performance Units.  The Participant will be entitled to an immediate accelerated vesting and payout of Performance Unit, Restricted Stock, Restricted Stock Unit, Cash-Based or Other Equity Awards with restrictions based on achievement of performance goals, and the amount of the accelerated vesting and payout will be based on the number of such Restricted Stock or Restricted Stock Units/Performance Units subject to the Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the date of the Change in Control as compared to the total number of months in the Performance Period, and assuming maximum performance was achieved.   Applicable payouts shall be made in the form set forth in the original terms of the grant.  The amount of the Award not so vested shall remain outstanding (on a converted basis, if applicable) in accordance with the original terms of the grant.

H.            Savings Clause.  No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

15.                                 Amendment of Plan.

The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without stockholder approval which materially increases the number of securities which may be issued pursuant to the Plan (except as provided in Section 14A - E), extends the period for granting Options under the Plan or materially modifies the requirements as to eligibility for participation in the Plan; (ii) no such action may be taken without the consent of the Participant to whom any Award was previously granted, which materially adversely affects the rights of such Participant concerning such Award, except as such alteration, termination, suspension or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder; and (iii) no such action that would require the consent of the Board and/or the stockholders of the Company pursuant to Section 162(m) of the Code or the 1934 Act, or any other applicable law, rule, or regulation, or the requirements of any securities exchange on which shares of stock are traded, shall be effective without such consent.  Notwithstanding the foregoing, except as otherwise required by applicable law, rule or regulation, the Committee may amend the Plan at its discretion to (i) address any issues concerning Section 162(m) of the Code; (ii) comply with applicable laws, rules or regulations and changes thereto; or (iii) maintain an exemption under rule 16b-3 of the 1934 Act. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

16.                                 Miscellaneous Provisions.

A.            Nontransferability.  No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee, to members of the Participant’s family, or a trust established by the Participant for the benefit of family members.

B.            No Employment Right.  Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

C.            Tax Withholding.  The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary.  Subject to compliance with any requirements of applicable law, the Plan Administrator may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to the Company or a Subsidiary, the retention by the Company or a Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant’s Stock, having a Fair Market Value equal to the withholding amount.

D.            Fractional Shares.  Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

E.             Government and Other Regulations.  The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (“Act”), any of the shares of Stock issued, delivered or paid in settlement under the Plan.  If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded.

The exercise of any Option or Stock Appreciation Right granted under the Plan shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded.  The Company may, in its discretion, defer the effectiveness of an exercise of an Option or Stock Appreciation Right hereunder or the issuance or transfer of shares of Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the shares are then listed for trading.  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or Stock Appreciation Right or the issuance or transfer of shares of Stock pursuant to any Award.  During the period that the effectiveness of the exercise of an Option or Stock Appreciation Right has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

F.             Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

G.            Indemnification.  Each person who is or at any time serves as a member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan.  Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

H.            Reliance on Reports.  Each member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent registered public accounting firm of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan.  In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

I.              Severability.  If any provision of this Plan would cause Awards intended  to qualify as Performance-Based Compensation to not so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.  Any specific action by the Committee that would be violative of Section 162(m) with respect to Awards intended to qualify as Performance-Based Compensation shall be void.

J.             Company Successors.  In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.

K.            Governing Law.  All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

L.             Relationship to Other Benefits.  Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

M.           Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

N.            Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.